                                                   EX-23.2

                        CONSENT OF INDEPENDENT AUDITORS

    We hereby consent to the incorporation by reference and inclusion in the Prospectus constituting part of the Form S-3 Registration Statement of Xpedite Systems, Inc. of our report dated October 25, 1995 (except for Notes 1, 6, 7, 8, 11, 12 and 13, as to which the date is May 31, 1996) relating to the financial statements of Swift Global Communications, Inc. and Subsidiaries for the fiscal years ended August 31, 1995 and 1994, which is incorporated in the Company's Report on Amendment Nos. 1, 2, 3 and 4 thereto on Form 8-K/A filed with the Securities and Exchange Commission. We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                                /s/ DAVID BERDON & CO. LLP

                                          --------------------------------------
                                                   DAVID BERDON & CO. LLP

New York, New York
August 12, 1996